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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 18, 1998
                                                       -------------------------


                              GISH BIOMEDICAL, INC.
             (Exact name of Registrant as specified in its charter)



         California                0-10728                95-3046028
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(State or other jurisdiction     (Commission            (IRS Employer
      of incorporation)          File Number)         Identification No)



           2681 Kelvin Avenue, Irvine, California    92715
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          (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (949) 756-5485
                                                          ----------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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                            Exhibit Index on Page 4

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ITEM 5. OTHER EVENTS

        On November 18, 1998, the Gish Biomedical, Inc. (the "Company") held its annual meeting of shareholders at the principal offices of the Company in Irvine, California.

        At the annual meeting, a shareholder which had recently purchased a substantial block of the Company's Common Stock requested the exercise of its right to cumulative voting under California law in the election for directors. The Company complied with the shareholder's request. Such shareholder also nominated to the Company's Board of Directors Mr. Howard F.
Bovers.

        The results of the election were that five of the six nominees to the Company's Board of Directors presented in the Company's proxy statement dated October 12, 1998 were elected to serve one year terms, all of whom were incumbent directors of the Company. The re-elected directors are Jack W. Brown, Ray R. Coulter, Richard W. Dutrisac, James B. Glavin and John S. Hagestad.

        Additionally, Howard F. Bovers was elected to a one year term on the Company's Board of Directors, principally as a result of votes cast by proxies held by the party which had recently acquired the shares discussed above.


ITEM 7.  EXHIBITS

EXHIBIT NO.           DESCRIPTION

   99.1               Press Release Dated November 24, 1998



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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            GISH BIOMEDICAL, INC.


Date:  November 25, 1998                    By:  /s/ JEANNE M. MILLER
                                                 -------------------------------
                                                 Jeanne M. Miller
                                                 Chief Financial Officer


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                                  EXHIBIT INDEX

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EXHIBIT NO.    DESCRIPTION                                                             PAGE NO.
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   99.1        Press Release dated November 24, 1998                                       5
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